                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12


                      STEWART & STEVENSON SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       STEWART & STEVENSON SERVICES, INC.
                              2707 NORTH LOOP WEST
                                  P.O. BOX 1637
                            HOUSTON, TEXAS 77251-1637

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 2002


      Dear Shareholder:

      The Annual Meeting of Shareholders of Stewart & Stevenson Services, Inc. (the "Company") will be held at 10:00 a.m. on Tuesday, June 11, 2002, in the Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas, for the following purposes:

      1.    Election of four directors to the Board of Directors.

      2.    Approval of the Amended and Restated 1996 Director Stock Plan.

      3. Ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2003.

      Only record holders of our Common Stock at the close of business on April 24, 2002 will be entitled to vote at the meeting or any adjournment thereof.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend this meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.


                            BY ORDER OF THE BOARD OF DIRECTORS


                            /s/ CARL B. KING
                            CARL B. KING
      MAY 3, 2002           SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL




YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                       STEWART & STEVENSON SERVICES, INC.
                              2707 NORTH LOOP WEST
                                  P.O. BOX 1637
                            HOUSTON, TEXAS 77251-1637


                                 ---------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         JUNE 11, 2002, AND ADJOURNMENTS

                                 ---------------

           APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO SHAREHOLDERS:
                                   MAY 3, 2002


                 SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      The proxy furnished herewith, for use only at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, June 11, 2002, in the Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas, and any and all adjournments thereof, is solicited by the Board of Directors of Stewart & Stevenson Services, Inc. (the "Company"). Such solicitation is being made by mail and may also be made in person or by telephone by officers, directors and regular employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. In addition, the Company has retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The Company has agreed to reimburse Morrow & Co., Inc. for expenses incurred in connection with the solicitation and to pay a solicitation fee of approximately $4,000. The Company will pay all expenses incurred in this solicitation of proxies.

      As of the date of these proxy materials, the Board of Directors is aware of the following matters that will be considered at the meeting:

      1. The election of four directors to the Board of Directors of the Company.

      2.    The approval of the Amended and Restated 1996 Director Stock Plan.

      3. The ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2003.

      The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies that withhold authority to vote for a nominee or abstain from voting on any matter are counted for the purpose of determining whether a quorum is present. Broker non-votes, which may occur when a broker or nominee has not received timely voting instructions on certain proposals, are not counted for the purpose of determining whether a quorum is present. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies.

      Directors are elected by a plurality of the votes cast at the meeting. The four nominees that receive the greatest number of votes will be elected even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such a nominee.

      The approval of the Amended and Restated 1996 Director Stock Plan requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Proxies that abstain from voting on this proposal have the same effect as a vote against this proposal. Broker non-votes will not have any effect on this proposal.

      The ratification of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Proxies that abstain from voting on this proposal have the same effect as a vote against this proposal. Broker non-votes will not have any effect on this proposal.

      Any shareholder executing a proxy retains the right to revoke it by signing and delivering a proxy bearing a later date, by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by voting in person at the meeting. All properly executed proxies received by the Company and not revoked will be voted at the meeting, or any adjournment thereof, in accordance with the specifications of the shareholder. IF NO INSTRUCTIONS ARE SPECIFIED ON THE PROXY, SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE FOUR DIRECTOR NOMINEES DESCRIBED HEREIN, FOR THE APPROVAL OF THE AMENDED AND RESTATED 1996 DIRECTOR STOCK PLAN AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2003. PROXIES ALSO GRANT DISCRETIONARY AUTHORITY AS TO MATTERS PRESENTED AT THE MEETING OF WHICH THE BOARD OF DIRECTORS HAD NO NOTICE ON THE DATE HEREOF, APPROVAL OF THE MINUTES OF THE PRIOR ANNUAL MEETING AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

                      VOTING SECURITIES AND OWNERSHIP THEREOF
                    BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      At the close of business on April 24, 2002, the record date for the 2002 Annual Meeting of Shareholders, the Company had outstanding 28,465,677 shares of Common Stock, without par value. Each outstanding share of Common Stock is entitled to one vote with respect to each of the four director positions, one vote with respect to the approval of the Amended and Restated 1996 Director Stock Plan and one vote with respect to the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2003. Cumulative voting is not permitted under the Company's Third Restated Articles of Incorporation. Shareholders of record at the close of business on April 24, 2002 are entitled to vote at, or execute proxies relating to, the 2002 Annual Meeting of Shareholders.

      The following table lists the beneficial ownership of shares of the Company's Common Stock by (i) all persons and groups known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee, (iii) each person who held the office of Chief Executive Officer during the last fiscal year and the four additional highest compensated executive officers who were serving as executive officers on January 31, 2002, and (iv) all directors and officers as a group. None of the directors, nominees or officers of the Company owned any equity security issued by the Company's subsidiaries other than director's qualifying shares. Information with respect to officers, directors and their families is as of February 28, 2002 and is based on the books and records of the Company and information obtained from each individual. Information with respect to institutional shareholders is based upon the Schedule 13D or Schedule 13G filed by such shareholders with the Securities and Exchange Commission. Unless otherwise stated, the business address of each individual or group is the same as the address of the Company's principal executive office.

                                                                   AMOUNT AND NATURE OF
                                                                   BENEFICIAL OWNERSHIP
                                            ---------------------------------------------------------------------
                                               SOLE           SHARED       SOLE           SHARED        TOTAL             PERCENT
             NAME OF                          VOTING          VOTING     INVESTMENT     INVESTMENT    BENEFICIAL            OF
       INDIVIDUAL OR GROUP                    POWER           POWER        POWER          POWER        OWNERSHIP          CLASS
      ---------------------                 ----------      -----------  -----------   ------------  ------------       -----------
5% OR GREATER SHAREHOLDERS

Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105 .................    1,846,566          -0-      1,900,936          -0-        1,900,936            6.7%

J. L. Kaplan Associates, L.L.C ..........
222 Berkeley Street, Suite 2010
Boston, MA 02116 ........................    1,423,900          -0-      1,851,785          -0-        1,851,785            6.5%

Stevenson Voting Group (1)
c/o Donald E. Stevenson
P.O. Box 1637
Houston, TX 77251 .......................    1,699,679        1,976      1,699,679        1,976        1,773,855 (2)        6.2%

FMR Corp. ...............................
82 Devonshire Street
Boston, MA 02109 ........................      210,400          -0-      1,517,230          -0-        1,517,230            5.3%



DIRECTORS AND NOMINEES
Donald E. Stevenson .....................      473,596        1,976        473,596        1,976          504,672 (3)        1.8%
Robert S. Sullivan ......................        3,376          -0-          3,376          -0-           13,376 (4)         *
Khleber V. Attwell ......................        5,850          -0-          5,850          -0-           12,850 (5)         *
Darvin M. Winick ........................        3,287          -0-          3,287          -0-            9,287 (6)         *
Howard Wolf .............................        7,287          -0-          7,287          -0-           13,287 (6)         *
Michael L. Grimes .......................       21,390          -0-         21,390          -0-           98,640 (7)         *
Monroe M. Luther ........................        6,266          -0-          6,266          -0-            9,266 (8)         *
Charles R. Ofner ........................        1,266          -0-          1,266          -0-            4,266 (8)         *
Max L. Lukens ...........................        4,342          -0-          4,342          -0-            7,342 (8)         *
C. Jim Stewart III ......................       13,890        7,250         19,190        1,950           59,365 (9)         *


NON-DIRECTOR EXECUTIVE OFFICERS
John H. Doster ..........................       12,000          -0-         12,000          -0-           42,000 (10)        *
Richard M. Wiater .......................        5,000          -0-          5,000          -0-            8,500 (11)        *
Carl B. King ............................          -0-          -0-            -0-          -0-            5,000 (12)        *
Wade F. Sperry ..........................          -0-          -0-            -0-          -0-            5,000 (12)        *

ALL DIRECTORS AND EXECUTIVE
OFFICERS

(23 Persons) ............................      564,240       16,476        572,840        5,876          827,911 (13)       2.9%



* Less than 1%
--------------

(1) According to an amended Schedule 13D filed with the Securities and Exchange Commission, Donald E. Stevenson, Keith T. Stevenson, the Donald
      E. Stevenson Testamentary Trust (of which Donald E. Stevenson is trustee) and the Estate of Madlin Stevenson (of which Donald E. Stevenson and Keith
      T. Stevenson are co-executors) are parties to a voting agreement. The voting agreement provides that the parties thereto will agree how to vote all of the shares of Common Stock currently owned by those parties (and any after acquired shares of Common Stock if the addition is approved by the holders of a majority of the shares subject to the voting agreement at that time) on any matter submitted by the Company to a shareholder vote. If the parties to the voting agreement fail to unanimously agree how to vote such shares, such parties agree to vote in accordance with the wishes of Donald E. Stevenson. The voting agreement will terminate on January 31, 2010 unless earlier terminated by a majority vote of the shares subject to the voting agreement. The shares of Common Stock described as beneficially owned by Donald E. Stevenson are included in the Stevenson Voting Group.
(2)   Includes options to purchase 72,200 shares of Common Stock.
(3)   Includes options to purchase 29,100 shares of Common Stock.
(4)   Includes options to purchase 10,000 shares of Common Stock.
(5)   Includes options to purchase 7,000 shares of Common Stock.
(6)   Includes options to purchase 6,000 shares of Common Stock.
(7)   Includes options to purchase 77,250 shares of Common Stock.
(8)   Includes options to purchase 3,000 shares of Common Stock.
(9)   Includes options to purchase 38,225 shares of Common Stock.
(10)  Includes options to purchase 30,000 shares of Common Stock.
(11)  Includes options to purchase 3,500 shares of Common Stock.
(12)  Includes options to purchase 5,000 shares of Common Stock.
(13)  Includes options to purchase 249,275 shares of Common Stock.

                               ELECTION OF DIRECTORS

      The Board of Directors of the Company consists of ten directors divided into two classes of three members and one class of four members. At each Annual Meeting of Shareholders one class is elected to hold office for a term of three years. Members of the other classes continue to serve for the remainder of their respective terms. In accordance with the Bylaws of the Company, a director must retire as of the date of the Annual Meeting of Shareholders first occurring following such director's 73rd birthday. The persons named below have been nominated for election to the Board of Directors at the Annual Meeting to serve as directors until 2005.

      Each of the nominees currently serves as a director of the Company and has consented to be named herein and to serve if elected. The Board of Directors believes that each of the nominees will be willing and able to serve. If any such person is unable to serve for good cause, or is unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Corporate Governance Committee of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ELECT THE NOMINEES LISTED BELOW. UNLESS OTHERWISE SPECIFIED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF FOR THE ELECTION OF THE FOUR PERSONS WHOSE NAMES ARE LISTED IN THE FOLLOWING TABLE AS NOMINEES FOR DIRECTORS WHOSE TERM WILL EXPIRE IN 2005. PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THE NUMBER OF NOMINEES NAMED BELOW.

           PERSONS NOMINATED FOR DIRECTOR WHOSE TERM WILL EXPIRE IN 2005

                                                                                                            DIRECTOR
              NAME AND PRINCIPAL OCCUPATION                                                AGE               SINCE
--------------------------------------------------------------------------------          -----            ----------
KHLEBER V. ATTWELL (1)(3)(4) ...................................................            71               1998

   Management consulting (private practice). Previously, partner with Ernst & Young LLP

C. JIM STEWART III .............................................................            53               2001

   Vice President of the Company

DARVIN M. WINICK, PH.D. (1)(3)(4) ..............................................            72               1999

   President of Winick Consultants, Organizational Consultants
   Director for Maxim Bank. Senior Research
   Fellow at The University of Texas at Austin

HOWARD WOLF (2)(4) .............................................................            67               1999

   Senior Partner of the international law firm of Fulbright & Jaworski LLP. Serves as a director of
   Offshore Logistics, Inc. of Lafayette, Louisiana


THE FOLLOWING PERSONS HAVE BEEN PREVIOUSLY ELECTED AS DIRECTORS OF THE COMPANY AND WILL CONTINUE TO SERVE AFTER THE ANNUAL MEETING.


                       DIRECTORS WHOSE TERM EXPIRES IN 2003

                                                                                                         DIRECTOR
                NAME AND PRINCIPAL OCCUPATION                                            AGE              SINCE
------------------------------------------------------------------------------          -----           ----------
MICHAEL L. GRIMES (1) ........................................................           52                1999

  President and Chief Executive Officer of the Company
  Previously, President of Cooper Cameron Power Generation,
  President of Cooper Energy Services,and General Manager of various operations within the General Electric Company

MONROE M. LUTHER (2)(3) ......................................................           61                2000

  Chairman of Wind River Capital Company, Chairman of The
  Prague Post, and Chairman of Bigger Than That
  Productions. Founder and former Chief Executive Officer of Eagle Management & Trust Company. Member of Advisory
  Board of MCG Dulworth

CHARLES R. OFNER (2)(4) ......................................................           56                2000

  Private Investor. Previously, Senior Vice President of
  R&B Falcon Corporation until its merger with Transocean
  Sedco Forex, Inc. on January 31, 2001. Previously, Senior
  Vice President of Reading & Bates Corporation


                       DIRECTORS WHOSE TERM EXPIRES IN 2004

                                                                                                           DIRECTOR
                     NAME AND PRINCIPAL OCCUPATION                                             AGE          SINCE
----------------------------------------------------------------------------------------      -----       ----------
DONALD E. STEVENSON (1) ................................................................        58           1975

   Vice President of the Company

ROBERT S. SULLIVAN (1) .................................................................        58           1992

   Chairman of the Board of the Company. Dean, Kenan-Flagler Business School of the University of North Carolina at Chapel Hill. Previously, Director of the
   IC2 Institute, The University of Texas at Austin, Austin, Texas, and Dean of the Graduate School of Industrial Administration, Carnegie Mellon University,
   Pittsburgh, Pennsylvania


MAX L. LUKENS (2)(3) ...................................................................        53           2000

   Business consultant and investor. Previously, Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated


---------------

(1)   Member of Executive Committee.
(2)   Member of Compensation and Management Development Committee.
(3)   Member of Audit Committee.
(4)   Member of Corporate Governance Committee.

      Each nominee and current director has been employed for more than five years either as shown in the foregoing table or in various executive capacities with the Company. Mr. Khleber V. Attwell, Mr. Darvin M. Winick and Mr. Howard Wolf were last elected as directors at the 1999 Annual Meeting.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors held seven meetings during the fiscal year ended January 31, 2002 ("Fiscal 2001"). During Fiscal 2001, no director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (b) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

      The Audit Committee of the Board of Directors consists of four independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards) non-employee directors. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit; reviews with the Company's independent auditors and internal auditors the procedures for and results of internal auditing and controls; and reviews with management the effectiveness of various operational policies and controls. The Audit Committee recommends to the Board of Directors the employment of independent auditors and considers, in general, the audit services to be performed by such independent auditors and the possible effect on the independence of the independent auditors from the performance of non-audit services. The Board of Directors has adopted a written charter governing the responsibilities of the Audit Committee, a copy of which is attached as Exhibit A to these proxy materials. The Audit Committee held thirteen meetings during Fiscal 2001.

      The Compensation and Management Development Committee recommends the total compensation payable by the Company to its executive officers, subject to approval by those members of the Board of Directors that are not and never have been an officer of the Company or its subsidiaries; grants options pursuant to the option plans relating to officers and employees; conducts such investigations and studies as it deems necessary; and considers management succession and related matters. The Compensation and Management Development Committee held three meetings during Fiscal 2001.

      The Corporate Governance Committee selects nominees for the Board of Directors of the Company. The Corporate Governance Committee considers nominees submitted by the members of the Board of Directors, the officers of the Company and the Company's shareholders. Nominees for the Board of Directors may be submitted to the Chairman of the Corporate Governance Committee at the Company's executive offices for consideration by the Corporate Governance Committee. In addition, the Corporate Governance Committee administers the principles and practices established by the Board of Directors. The Corporate Governance Committee held three meetings during Fiscal 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's Compensation and Management Development Committee (the "Compensation Committee") consists of Messrs. Charles R. Ofner, Max L. Lukens, Monroe M. Luther and Howard Wolf, all of whom are non-employee directors. None of the Compensation Committee members has served as an officer of the Company, and none of the Company's executive officers has served as a member of a compensation committee or board of directors any other entity that has an executive officer serving as a member of the Company's Board of Directors.

COMPENSATION OF DIRECTORS

      During Fiscal 2001, directors whose principal occupation is other than employment with the Company were compensated at the rate of $15,000 per year plus $1,000 for each meeting of the Board of Directors and each committee meeting attended in person and $500 for each meeting attended by telephone. Each committee chairman received an annual fee of $4,000. The Chairman of the Board received additional compensation in the amount of $18,000. The directors were also reimbursed for any out-of-pocket expenses incurred to attend meetings. The Company has a retirement plan for directors, but accrual of benefits thereunder terminated after the 1997 Annual Meeting. Under such retirement plan, non-employee directors, including those directors that are retired officers of the Company, with 60 months of continuous service on the Board of Directors will receive $1,000 per month for a period equivalent to service on the Board of Directors up to a maximum of 120 months, commencing on the month following their 70th birthday or the date such director ceases to serve on the Board, whichever is later.

      During Fiscal 2001, each director who was not an officer or employee of the Company participated in the 1996 Director Stock Plan (the "1996 Plan"). Under the 1996 Plan, such directors received, on the date of the Annual Meeting in 2001, (i) the number of shares of the Company's Common Stock determined by dividing (A) the sum of $15,000 by (B) the fair market value of a share of the Company's Common Stock, and (ii) options to purchase 3,000 shares of the Company's Common Stock. The options were granted at the closing price on the date of grant and will become exercisable on the first anniversary of the grant. All options granted under the 1996 Plan expire on the tenth anniversary of the grant.

                   AMENDED AND RESTATED 1996 DIRECTOR STOCK PLAN

      On April 9, 2002, the Board of Directors adopted the Stewart & Stevenson Services, Inc. Amended and Restated 1996 Director Stock Plan (the "Amended and Restated 1996 Plan"), subject to the approval thereof by the shareholders of the Company. The Amended and Restated 1996 Plan was adopted primarily (i) because most of the shares available for grant under the existing 1996 Director Stock Plan had been granted, and (ii) to maintain market-rate benefits for our non-employee directors and allow us to continue to attract high-quality independent non-employee directors. The Amended and Restated 1996 Plan is intended to encourage the ownership of the Company's Common Stock by the independent directors of the Company and to provide an additional means for the Company to attract and retain qualified persons to act as independent directors of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE AMENDED AND RESTATED 1996 PLAN. UNLESS OTHERWISE INDICATED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR SUCH APPROVAL AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. The summary of the Amended and Restated 1996 Plan set forth below is qualified in its entirety by reference to the Amended and Restated 1996 Plan, a copy of which is included as Exhibit B to these proxy materials.

ELIGIBILITY; DIRECTOR STOCK AWARDS; GRANT OF OPTIONS

      Each director that is not an officer or employee of the Company or one of its subsidiaries on the date of grant is eligible to participate in the Amended and Restated 1996 Plan. On the date hereof, there are seven directors eligible to participate in the Amended and Restated 1996 Plan.

      On the date of each Annual Meeting of Shareholders, the Amended and Restated 1996 Plan provides for the automatic award and issue to each eligible director who is elected to serve as a director at, or whose term as director continues after, such meeting, the number of shares of the Company's Common Stock determined by dividing (i) the sum of $15,000 by (ii) the fair market value of a share of the Company's Common Stock on the date of such meeting.

      Also on the date of each Annual Meeting of Shareholders, the Amended and Restated 1996 Plan provides for the automatic grant of an option to purchase 5,000 shares of the Company's Common Stock to each eligible director who is elected to serve as a director at, or whose term as director continues after, such meeting. The Board of Directors may, in its discretion by majority vote, increase or decrease the number of shares subject to such automatic grant. Additionally, the Amended and Restated 1996 Plan provides that the Board of Directors may, from time to time in their discretion, grant one or more eligible director(s) an additional option to purchase shares of the Company's Common Stock.

DESCRIPTION OF OPTIONS

      Options granted pursuant to the Amended and Restated 1996 Plan have an exercise price equal to the last transaction price reported by the National Association of Securities Dealers Automated Quotation, National Market System on the date of grant, or if there is no transaction on the date of grant, on the first preceding date on which there is a transaction in the Company's Common Stock. The Company will not (i) decrease the exercise price of any option after the date of grant or (ii) permit outstanding options to be surrendered to the Company as consideration for the grant of new options with a lower exercise price.

      Such options vest and become exercisable on the first anniversary of the grant and become fully vested and immediately exercisable if the recipient dies, fails to stand for re-election or be re-elected, or retires after serving at least 60 consecutive calendar months as a director of the Company. Options also become fully vested and immediately exercisable if the Company merges, consolidates or combines with another company and the Company is not the surviving entity. All options granted pursuant to the Amended and Restated 1996 Plan terminate on the tenth anniversary of the date of grant or one year after recipient ceases to be a director of the Company, whichever first occurs. The exercise price under any option may be paid either in cash or by delivering certificates representing shares of the Company's Common Stock having a market value on the date of exercise equal to the exercise price.

FEDERAL INCOME TAX CONSEQUENCES

      The options are not intended to qualify for any special tax treatment under any provision of the Internal Revenue Code of 1986, as amended. The grant of options under the Amended and Restated 1996 Plan will not result in taxable income to the recipient or a deduction to the Company on the date of grant. The recipient will be deemed to have received taxable income, and the Company will be entitled to a deduction equal to the difference between the market price and the exercise price at the time an option is exercised.

AMENDMENTS

      The Board of Directors may amend, suspend or terminate the Amended and Restated 1996 Plan at any time. However, no such amendment, suspension or termination will affect any outstanding stock award or option without the holder's consent.

      The following table sets forth the estimated annual benefits that will be received by each of the persons or groups set forth therein under the Amended and Restated 1996 Plan if approved by the shareholders.


                                 NEW PLAN BENEFITS
                   AMENDED AND RESTATED 1996 DIRECTOR STOCK PLAN



                                          DOLLAR         NUMBER OF
           NAME AND POSITION             VALUE ($)        OPTIONS
           -----------------             ----------       -------

      Non-Executive Director Group        $105,000         35,000

                         SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 2003. Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended January 31, 2002. THE BOARD OF DIRECTORS RECOMMENDS THAT THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2003 BE RATIFIED BY THE SHAREHOLDERS. UNLESS OTHERWISE INDICATED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR SUCH RATIFICATION AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. An adverse vote will be considered a direction to the Audit Committee to select other independent auditors in the following year.

      On April 22, 2002, the Board of Directors, upon recommendation of the Audit Committee, made a determination to no longer engage Arthur Andersen LLP ("Arthur Andersen") as its independent auditors and appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2003.

      Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended January 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal years ended January 31, 2002 and 2001 and through the date of the dismissal of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events as specified in Item 304(a)(1)(v) of Regulation S-K.

      During the fiscal years ended January 31, 2002 and 2001 and through the date of the dismissal of Arthur Andersen, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. A representative of Ernst & Young LLP will be present at the Annual Meeting to make a statement if such representative desires and to respond to appropriate questions. A representative of Arthur Andersen LLP has been invited to attend the Annual Meeting to make a statement if such representative desires and to respond to appropriate questions.

AUDIT FEES

      The aggregate fees billed for professional services rendered by Arthur Andersen for the audit of the Company's financial statements for the fiscal year ended January 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $745,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      Arthur Andersen did not perform any financial information system design or implementation work for the Company during the fiscal year ended January 31, 2002.

ALL OTHER FEES

      The aggregate fees billed for all other professional services rendered by Arthur Andersen for the fiscal year ended January 31, 2002 were approximately $1,232,000. The Audit Committee considered whether, and has determined that, the provision of these services was compatible with maintaining Arthur Andersen's independence.


NOTWITHSTANDING ANY STATEMENT CONTAINED IN A PREVIOUS FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NEITHER THE PERFORMANCE GRAPH SET FORTH BELOW NOR THE REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OR THE REPORT OF THE AUDIT COMMITTEE THAT FOLLOWS IS INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

                  PERFORMANCE OF STEWART & STEVENSON COMMON STOCK

      The following graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total shareholder return of the S&P 500 Industrial Machinery Index and the S&P Smallcap 600 Index for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on January 31, 1997 and that all dividends were reinvested.





                                [PERFORMANCE GRAPH]



                                                YEAR ENDED JANUARY 31,

                                     1997     1998    1999     2000     2001    2002
                                     ----     ----    ----     ----     ----    ----
Stewart & Stevenson Services, Inc.    100       99       35      47      110      78
S&P Smallcap 600 Index                100      121      120     133      160     165
S&P 500 Industrial Machinery Index    100      129      126     128      145     154


REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE


TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

The Compensation and Management Development Committee of the Board of Directors (the "Committee") consists of four independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee reviews and recommends all salary arrangements and other executive compensation for approval by the independent members of the Board of Directors, approves the design of executive compensation programs, administers such programs and assesses their effectiveness in supporting the Company's compensation policies. The Committee also evaluates executive performance and considers management succession and related matters. The Committee is authorized to, and does, retain independent consultants to assist in the design of compensation programs and assess their effectiveness.

The Committee is committed to implementing a compensation program that encourages creation of shareholder value. To facilitate the achievement of the Company's business strategies, the Committee adheres to the following compensation policies:

      To strengthen the relationship between pay and performance, executive's annual and long-term compensation programs will include variable compensation that is dependent upon the contribution of each executive to the Company's performance.

      To focus management on the achievement of both short-term performance goals and the long-term interests of shareholders, a significant portion of each executive's total compensation will consist of "at-risk" compensation.

      To enable the Company to attract, retain and encourage the development of the best available executive personnel, competitive compensation opportunities will be offered.

The Committee, with the assistance of its independent compensation consultants, has evaluated the function of each executive position to determine the skill, knowledge, and accountability required. Using this information, the Committee is able to compare the compensation of each executive officer with a broad base of compensation paid to others occupying positions with a similar relative job content.

TOTAL COMPENSATION

The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives, each of which is addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package and the relationship of such executive's total compensation to the total compensation paid to the executives with similar position content.

Mr. Michael L. Grimes served as President and Chief Executive Officer of the Company during the twelve months ended January 31, 2002 ("Fiscal 2001"). Total compensation paid to Mr. Grimes during Fiscal 2001 was below the median amount paid to other executives with similar position content. Total compensation paid to other executive officers of the Company was generally consistent with the median total compensation paid to executives with similar position content. However, relative competitiveness of compensation varied significantly among individual executives largely due to historical practice, changes in roles and responsibilities, and new hirings.

BASE SALARY

Base salary levels are targeted at the median levels of compensation for executives with similar position content and targeted within a range of plus or minus 20% of the median. The Committee reviews each executive's salary on an annual basis. Increases to base salaries are driven primarily by changes in the relative job content of the executive's position, the expected contributions of the executive in the upcoming fiscal year, and changes in the competitive market compensation practice. Individual performance, experience, past performance and historical salary levels are also considered. In making its evaluation, the Committee has not assigned particular weights to these factors.

Base salaries established by the Committee for Fiscal 2001 were generally within the administrative range. Several officers' salaries were above the median for positions with similar job content because of recent assignment to new positions or decreases in content during prior periods. Mr. Grimes' base salary was below the median base salary for positions with similar content.

ANNUAL INCENTIVES

The Company provides an annual bonus opportunity to executives. Annual bonuses motivate executives to maximize short-term performance as a part of achieving long-term goals.

At the beginning of Fiscal 2001, the Committee and the Company adopted a Management Incentive Compensation Plan ("MICP") providing for cash bonus opportunities for individual executive officers between 10% and 60% of their base salary if certain individual and Company performance targets are met. In determining the relative percentage of base salary for each individual executive's bonus opportunity, the Committee considered the aggregate total compensation paid by the Company to such person compared to amounts paid by other companies to executives with similar position content. The performance targets used in the MICP to determine whether all or part of an individual executive's bonus opportunity is awarded, are based upon (i) the performance of the Company compared to pre-established goals, (ii) the performance of a particular cost center, profit center, or business function for which each individual executive is responsible compared to pre-established goals, and (iii) the commitment of the individual to ethical business practices. Approximately 70% of the target bonus for each executive officer is based on financial measurements of the Company's and/or individual profit center performance and the balance is based on non-financial goals and considerations.

Bonus payments approved by the Committee for Fiscal 2001 were calculated under the terms of the MICP. In determining the criteria for Mr. Grimes' bonus opportunity under the MICP, the Committee considered Mr. Grimes' measured accomplishments as CEO, as well as the total compensation packages of senior executives with similar responsibilities.

LONG-TERM INCENTIVES

In keeping with the Company's philosophy of providing a total compensation package favoring "at-risk" components of pay, long-term incentives comprise a significant portion of each executive's total compensation package. Long-term incentives during Fiscal 2001 consisted exclusively of stock options pursuant to the Stewart & Stevenson 1988 Nonstatutory Stock Option Plan. Stock options under this plan are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have a value only if the stock price appreciates from the date the options are granted. The design of these stock options focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company.

The size of award to each executive is affected by individual performance, the individual's level of responsibility, and the desire of the Company to retain the individual. As a result, the number of shares underlying stock option awards varies from year to year and is dependent on the stock price on the date of grant.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate deduction for compensation paid to executive officer named in the proxy to $1 million per year, unless certain requirements are met. The Committee has carefully considered the impact of this provision on the Company's incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer is expected to receive compensation, other than performance-based compensation, in excess of $1 million in the foreseeable future. The Committee believes it is in the Company's best interest to retain some non-formula evaluation of individual performance when determining total compensation payable to the Company's executive officers.

CONCLUSION

The Committee believes these executive compensation policies and programs serve the interests of the shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit. The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

                                   Respectfully submitted,
                                   THE COMPENSATION AND MANAGEMENT DEVELOPMENT
                                   COMMITTEE

                                   Charles R. Ofner - Chairman
                                   Max L. Lukens
                                   Howard Wolf
                                   Monroe M. Luther


THE INFORMATION IN THE FOREGOING PARAGRAPHS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL, OR BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR SUBJECT TO REGULATION 14A OR 14C OR TO LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THESE PARAGRAPHS BY REFERENCE.

                           REPORT OF THE AUDIT COMMITTEE

TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

The Audit Committee of the Board of Directors (the "Audit Committee") has:


1. Reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2002 with the management of the Company;

2. Discussed with the Company's Independent Auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

3. Received the written disclosures and the letter from the Company's Independent Auditors required by Independence Standards Board Standard No. 1 (INDEPENDENCE STANDARDS BOARD STANDARD NO. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), as the same was in effect on the date of the Company's financial statements, and has discussed with the Independent Auditors their independence.

4. Received representations from Arthur Andersen LLP ("Andersen") that the audit of the Company's financial statements was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on audits, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2002 be included in the Company's Annual Report on Form 10-K.

                                   Respectfully submitted,
                                   THE AUDIT COMMITTEE

                                   Khleber V. Attwell - Chairman
                                   Darvin M. Winick
                                   Monroe M. Luther
                                   Max L. Lukens

THE INFORMATION IN THE FOREGOING PARAGRAPHS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL, OR BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR SUBJECT TO REGULATION 14A OR 14C OR TO LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THESE PARAGRAPHS BY REFERENCE.

                                EXECUTIVE OFFICERS

      The names, ages and positions of all the executive officers of the Company as of January 31, 2002 are listed below. Except as noted below, each officer was last elected as an executive officer at the meeting of directors immediately following the 2001 Annual Meeting of Shareholders. The term of each executive officer will expire at the meeting of directors following the 2002 Annual Meeting of Shareholders. There exist no arrangements or understandings between any officer and any other person pursuant to which the officer was elected.

                                                                                                            OFFICER
           NAME                     AGE                       POSITION                                       SINCE
------------------------------     -----    --------------------------------------------------              -------
Michael L. Grimes.............      52      President and Chief Executive Officer                             1999
John H. Doster (1)............      60      Senior Vice President and Chief Financial Officer                 1998
Carl B. King..................      59      Senior Vice President, Secretary and General Counsel              2001
Richard M. Wiater.............      66      Senior Vice President                                             1999
Wade F. Sperry................      54      Senior Vice President                                             2001
T. Michael Andrews............      61      Vice President                                                    1982
Donald E. Stevenson...........      58      Vice President                                                    1984
C. Jim Stewart III............      53      Vice President                                                    1988
Ralston P. Cole...............      64      Vice President                                                    1998
David R. Stewart..............      51      Treasurer                                                         1998
Ralph T. Tierno III...........      46      Vice President                                                    1999
Stephen A. Hines..............      53      Vice President                                                    2000
James C. Farris...............      49      Vice President                                                    2000
John E. Keating (2)...........      62      Vice President                                                    2000
Peter J. DeFronzo.............      59      Vice President                                                    2001
Caldwell Phillip Joy..........      43      Vice President                                                    2002
John B. Simmons...............      49      Controller and Chief Accounting Officer                           2001


(1) Mr. John H. Doster announced his intention to resign from the offices of Senior Vice President and Chief Financial Officer effective in May, 2002.

(2)   Mr. John E. Keating resigned from the office of Vice President in April,
      2002.

      Except as follows, each of the officers listed above has been employed by the Company in an executive capacity for more than five years.

      Mr. Grimes was elected as President and Chief Executive Officer of the Company in April 1999. He previously served as President of Cooper Cameron Power Generation from 1998 to 1999, President of Cooper Energy Services from 1996 to 1998, and General Manager of various operations within the General Electric Company from 1973 to 1996.

      Mr. Doster was elected as Chief Financial Officer of the Company in July 1998. He previously served as Senior Vice President and Chief Financial Officer of Battelle Memorial Institute from 1992 to 1997.

      Mr. King was elected as Senior Vice President, Secretary and General Counsel of the Company in 2001. He previously served as Senior Vice President and General Counsel of Seagull Energy Corporation from 1998 to 1999, and Senior Vice President and General Counsel of PanEnergy Corporation from 1990 to 1997.

      Mr. Wiater is Senior Vice President of the Company and has served in that capacity since June 1999. He previously was a personal investor and advisor to several small businesses from 1995 to 1998 after retiring from the General Electric Company.

      Mr. Sperry was elected as Senior Vice President of the Company in 2001. He previously served as Vice President, Fossil Operations, of Florida Power Corporation from 1997 to 2000, and Region Manager of Apparatus Service for the General Electric Company.

      Mr. Cole was elected as a Vice President of the Company in 1998. He previously served as the Gulf Coast Regional Manager of the Company's Power Products Division from 1995 to 1998.

      Mr. David Stewart was elected as Treasurer of the Company in 1998. He previously served the Company as Director of Investor Relations and continues to serve in that position.

      Mr. Tierno was elected as a Vice President of the Company in 1999. He previously served as President of Clarostat Sensors & Controls Inc., a division of Invensys PLC, from March 1998 to September 1999. He previously served as Vice President - General Manager of various divisions of Schlumberger, Ltd.

      Mr. Hines was elected as a Vice President of the Company in 2000. He previously served the Company as Corporate Human Resources Manager.

      Mr. Farris was elected as a Vice President of the Company in 2000. He previously served as the Company's Dallas Division Manager in the Power Products Division.

      Mr. Keating was elected as a Vice President of the Company in 2000. He previously served as President of Worldwide Sales of Tug Manufacturing Corporation for more than the last five years.

      Mr. DeFronzo was elected as a Vice President of the Company in 2001. He previously served as General Manager of Supply Chain Management for Cooper Energy Services from 1998 to 2001 and Product General Manager of the Distribution Transformer Businesses for the General Electric Company from 1992 to 1997.

      Mr. Joy was elected as a Vice President of the Company in 2002. He previously served as President of Trilectron Industries for more than the last five years.

      Mr. Simmons was elected as Controller and Chief Accounting Officer of the Company in 2001. He previously served as Vice President and Chief Financial Officer of Cooper Energy Services from 1997 to 2000, and Chief Financial Officer of Production Operators, Inc. from 1996 to 1997.

      C. Jim Stewart III and David R. Stewart are brothers, and T. Michael Andrews is a first cousin of Mr. Donald E. Stevenson. These persons and other members of the Stewart family and the Stevenson family could be deemed "control persons" with respect to the Company as such term is defined in the rules and regulations of the Securities and Exchange Commission.

                              EXECUTIVE COMPENSATION

      The following Summary Compensation Table shows the aggregate compensation paid or accrued by the Company during each of the last three fiscal years to or for (i) any individual that held the office of Chief Executive Officer during Fiscal 2001 and (ii) each of the other four highest compensated executive officers.

                              SUMMARY OF COMPENSATION

                                                                                         LONG-TERM
                                                      ANNUAL COMPENSATION               COMPENSATION
                                              ------------------------------------   -------------------

                                                                           OTHER                                     ALL
                                                                           ANNUAL                                   OTHER
            NAME AND               FISCAL                                  COMPEN-   OPTIONS       LTIP            COMPEN-
      PRINCIPAL POSITION          YEAR (1)     SALARY        BONUS         SATION    GRANTED      PAYOUT           SATION(4)
     --------------------        ---------    --------      -------       --------   --------     ------       -----------------
Michael L. Grimes..............     2001     $ 387,308     $ 198,000         (3)      70,000        -0-         $4,981      (5)
  President and Chief               2000       319,231       207,237         (3)     125,000        -0-          5,072      (5)
  Executive Officer                 1999       236,015       250,000 (2)     (3)     100,000        -0-          4,733      (5)

John H. Doster.................     2001       310,577        87,000         (3)      20,000        -0-          4,525      (6)
  Senior Vice President and         2000       274,423       134,000         (3)      40,000        -0-          4,913      (6)
  Chief Financial Officer           1999       260,000       125,000         (3)      40,000        -0-          3,947      (6)

Richard M. Wiater..............     2001       265,000       174,900         (3)      20,000        -0-          4,336      (7)
  Senior Vice President             2000       234,615       171,080         (3)      30,000        -0-          4,257      (7)
                                    1999       108,173       125,000         (3)         -0-        -0-          2,250      (7)

Carl B. King...................     2001       266,539        93,500         (3)      20,000        -0-          3,232
   Senior Vice President,           2000           N/A           N/A         (3)         N/A        -0-            N/A
   Secretary and General            1999           N/A           N/A         (3)         N/A        -0-            N/A      (8)
   Counsel

Wade F. Sperry.................     2001       250,000        94,282         (3)         -0-        -0-          2,411
   Senior Vice President            2000           N/A           N/A         (3)      20,000        -0-            N/A
                                    1999           N/A           N/A         (3)         N/A        -0-            N/A      (9)



(1)   The Company's fiscal year ends on January 31.

(2) Mr. Grimes' bonus compensation in Fiscal 1999 consisted of (i) a signing bonus in the amount of $100,000 paid in April 1999, and (iii) a merit bonus in the amount of $150,000 for the fiscal year ended January 31, 2000.

(3) The total amount of all perquisites and other personal benefits, securities or property paid or accrued by the Company is less than the lesser of (i) $50,000 or (ii) 10% of the total of annual salary and bonus. There have been no amounts paid or accrued with respect to above-market or preferential earnings on restricted stock, options, SARs or deferred compensation or with respect to earnings on long-term incentive plans or tax reimbursements.

(4) Unless otherwise indicated, All Other Compensation consists of the dollar value of insurance premiums for term life insurance policies for the benefit of the named executive.

(5) For each of the fiscal years ended January 31, 2002, 2001 and 2000, respectively, Other Compensation for Mr. Grimes consists of term life insurance premiums of $970, $1,135 and $579, and contributions by the Company to a defined contribution pension plan of $4,011, $3,937 and $4,154.

(6) For each of the fiscal years ended January 31, 2002, 2001 and 2000, respectively, Other Compensation for Mr. Doster consists of term life insurance premiums of $787, $976 and $662, and contributions by the Company to a defined contribution pension plan of $3,738, $3,937 and $3,285.

(7) For each of the fiscal years ended January 31, 2002, 2001 and 2000, respectively, Other Compensation for Mr. Wiater consists of term life insurance premiums of $449 and $57 (Fiscal 2001 and 2000), and contributions by the Company to a defined contribution pension plan of $3,887, $4,200 and $2,250.

(8) For the fiscal year ended January 31, 2002, Other Compensation for Mr. King consists of term life insurance premiums of $669 and contributions by the Company to a defined contribution pension plan of $2,538.

(9) For the fiscal year ended January 31, 2002, Other Compensation for Mr. Sperry consists of term life insurance premiums of $680 and contributions by the Company to a defined contribution pension plan of $1,736.


GRANTS AND EXERCISES OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      The Company has three stock option plans. The 1988 Nonstatutory Stock Option Plan (as amended and restated effective as of June 10, 1997) (the "1988 Plan") authorizes the grant of options to employees, including officers, to purchase an aggregate of up to 1,500,000 shares of Common Stock and provides that limited stock appreciation rights may be granted in connection with such options. The 1993 Nonofficer Stock Option Plan (the "1993 Plan") authorizes the grant of options to employees other than officers of the Company to purchase an aggregate of up to 818,625 shares of Common Stock. Stock appreciation rights may not be granted under the 1993 Plan. The Amended and Restated 1996 Director Stock Plan amended and restated the 1996 Director Stock Plan, was adopted by the Board on April 9, 2002 and is subject to shareholder approval as provided herein (the "Amended and Restated 1996 Plan"). The Amended and Restated 1996 Plan authorizes the grant of options to directors other than officers or employees of the Company.

      The recipients and terms of options granted pursuant to the 1988 Plan and the 1993 Plan are determined by the Compensation and Management Development Committee of the Board of Directors, none of whom are employees of the Company or eligible for any benefits under such plans. Prior to its amendment and restatement, the Amended and Restated 1996 Plan provided for an automatic grant of an option to purchase 3,000 shares of the Company's Common Stock on the date of each Annual Meeting of Shareholders to each eligible director who was elected to serve as a director at, or whose term as a director continued after, such meeting. Subject to shareholder approval as provided herein, the Amended and Restated 1996 Plan will provide for an automatic grant of an option to purchase 5,000 shares of the Company's Common Stock.

      During Fiscal 2001, the Company granted options to purchase an aggregate of (i) 208,000 shares of Common Stock under the 1988 Plan, (ii) 155,000 shares of Common Stock under the 1993 Plan and (iii) 21,000 shares of Common Stock under the 1996 Plan. No limited stock appreciation rights were granted under the 1988 Plan during Fiscal 2001 or during any previous fiscal year. The following tables set forth information as to options under the Company's stock option plans granted to or exercised by the individuals described in the Summary Compensation Table during 2001 and the value of all outstanding options owned as of January 31, 2002 by the individuals named in the Summary Compensation Table.


                         OPTION GRANTS DURING FISCAL 2001

                                                                                               POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF STOCK PRICE
                                                   INDIVIDUAL GRANTS                                 APPRECIATION FOR OPTION TERM
                                 ----------------------------------------------------------    -------------------------------------

                                                  % OF TOTAL     EXERCISE
                                                    OPTIONS        PRICE
                                   OPTIONS         GRANTED TO       PER          EXPIRATION
      NAME                       GRANTED (1)       EMPLOYEES      SHARE (2)         DATE               5%               10%
     ------                      -----------     -------------   -----------     -----------      -----------       -------------
Michael L. Grimes..........        70,000            19.3          $20.25         03/22/2011        $891,458         $2,259,130
John H. Doster.............        20,000             5.5          $20.25         03/22/2011         254,702           645,466
Richard M. Wiater..........        20,000             5.5          $20.25         03/22/2011         254,702           645,466
Carl B. King...............        20,000             5.5          $26.61         02/08/2011         334,698           848,190
Wade F. Sperry.............           -0-             0.0            N/A             N/A                 N/A             N/A


(1) All options become exercisable in four 25% cumulative annual installments commencing March 22, 2002, except those granted to Mr. King, which become exercisable in four 25% cumulative annual installments commencing February 8, 2002.
(2) All options are exercisable at the prices shown. The prices shown are not less than the closing market price on the date of grant.
(3)   All options expire ten years after the date of grant.


                        OPTION EXERCISES DURING FISCAL 2001
                                AND YEAR-END VALUES

                                                                     NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-THE-
                                                                          OPTIONS AT                      MONEY OPTIONS AT
                                                                       JANUARY 31, 2002                   JANUARY 31, 2002
                                                                 ------------------------------    ------------------------------
                                      SHARES
                                    ACQUIRED ON       VALUE
        NAME                         EXERCISE       REALIZED      EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
      --------                     -------------   ----------    -------------  ---------------    ------------   ---------------
Michael L. Grimes...........          4,000        $ 52,415         77,250           213,750        $ 643,357       $ 1,173,826
John H. Doster..............            -0-             N/A         30,000            70,000          219,375           378,125
Richard M. Wiater...........          4,000         102,510          3,500            42,500           27,781           178,594
Carl B. King................            -0-             N/A            -0-            20,000                0                 0
Wade F. Sperry..............            -0-             N/A          5,000            15,000                0                 0


RETIREMENT PLANS

      The Company has a defined benefit pension plan (the "Pension Plan") under which benefits are determined primarily by average final base salary and years of service. The Pension Plan covers substantially all of its full-time employees, including officers, and, subject to certain limitations described below, bases pension benefits on 1.5% of (a) the employee's highest consecutive five-year average base salary out of the last ten years or (b) $200,000 (and thereafter subject to adjustment for increases in the cost of living), whichever is lower, times the employee's years of credited service. The Internal Revenue Code of 1986, as amended, limits benefits that may be paid under the Pension Plan to $160,000 per year in 2002, offset by a compensation of Social Security benefits.

      The Company has a Supplemental Executive Retirement Plan (the "SERP") under which certain key executives will receive retirement benefits in addition to those provided under the Pension Plan. The Compensation and Management Development Committee determines which executive officers are eligible for benefits under the SERP. Supplemental benefits are based upon the average final compensation and years of service without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended, and using the total of base salary and bonus to compute final average compensation. Benefits under the SERP are limited to an amount such that the aggregate of all retirement benefits paid under the Pension Plan and the SERP will not exceed 75% of the executive's highest consecutive five-year average salary, not including bonus payments.

      The following table sets forth the estimated annual benefits payable upon retirement to persons in specified compensation and years-of-service classification pursuant to the Stewart & Stevenson Employee Pension Plan and the Stewart & Stevenson Supplemental Executive Retirement Plan.

                                                                 ESTIMATED ANNUAL RETIREMENT BENEFIT (1)
                                                                            YEARS OF SERVICE

     FINAL AVERAGE COMPENSATION             20             25            30            35             40           45
     --------------------------           ------         ------        -------       ------         ------      -------
  $100,000...........................   $  24,438      $  30,548     $   36,657    $   43,230      $ 50,730   $   58,230

   200,000...........................      54,438         68,048         81,657        95,730       110,730       125,730

   300,000...........................      84,438        105,548        126,657       148,230       170,730       193,230

   400,000...........................     114,438        143,048        171,657       200,730       230,730       260,730

   500,000...........................     144,438        180,548        216,657       253,230       290,730       328,230

   600,000...........................     174,438        218,048        261,657       305,730       350,730       395,730

   700,000...........................     204,438        255,548        306,657       358,230       410,730       463,230

   800,000...........................     234,438        293,048        351,657       410,730       470,730       530,730

   900,000...........................     264,438        330,548        396,657       463,230       530,730       598,230

 1,000,000...........................     294,438        368,048        441,657       515,730       590,730       665,730


---------------

The Stewart & Stevenson Pension Plan provides benefits based on compensation less than or equal to the maximum amount under Internal Revenue Code of 1986, as amended (the "IRC") Section 401(a)(17). Qualified plan benefits are limited by IRC Section 4115. Benefits that exceed these limits are provided through a non-qualified plan to eligible SERP participants.

(1) Computation of estimated annual retirement benefit based on a straight-line annuity for the life of the employee, net of base Social Security benefits under the Social Security law currently in effect, assuming the employee retires in 2001 at age 65.


      The five-year average compensation of each executive officer listed in the Summary of Compensation Table differs from the present salary and bonus in such table as a result of changes in the rate of pay during the average period. The following table sets forth the years of credited service, five-year average compensation and consecutive five-year average base salary for each of the individuals listed in the Summary of Compensation Table.

                                          YEARS OF        AVERAGE TOTAL         AVERAGE
           NAME                           SERVICE         COMPENSATION        BASE SALARY
-----------------------------------     -----------     ----------------    ---------------
Michael L. Grimes..................          3                N/A                N/A
John H. Doster.....................          4                N/A                N/A
Richard M. Wiater..................          3                N/A                N/A
Carl B. King.......................          1                N/A                N/A
Wade F. Sperry.....................          1                N/A                N/A


          TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

      Mr. Howard Wolf is a partner in the international law firm of Fulbright & Jaworski L.L.P., which provides legal services to the Company.

              SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely upon a review of such reports received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that, during fiscal 2001, all filing obligations applicable to the reporting persons were complied with except that: Mr. Charles R. Ofner did not timely file a Form 4 due in July 2001 (a Form 4 was filed in August 2001).

                             FORM 10-K FOR FISCAL 2001

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING A COPY OF ITS MOST RECENT ANNUAL REPORT ON FORM 10-K UPON RECEIPT OF A REQUEST THEREFOR. SUCH REQUESTS SHOULD BE DIRECTED TO:


                              CARL B. KING
                              SENIOR VICE PRESIDENT, SECRETARY & GENERAL COUNSEL P.O. BOX 1637
                              HOUSTON, TEXAS 77251-1637
                              (713) 868-7700

                 SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      Shareholders may submit proposals for the 2003 Annual Meeting by sending such proposals to the attention of the Corporate Secretary at the Company's principal executive offices, 2707 North Loop West, P.O. Box 1637, Houston, Texas 77251-1637. In order to be considered for inclusion in the proxy statement and form of proxy for the 2003 Annual Meeting, such proposals must be received by the Company on or before January 3, 2003.

                              By Order of the Board of Directors,


                              /s/ CARL B. KING
                              Carl B. King
                              Senior Vice President, Secretary and
                              General Counsel

Dated: May 3, 2002
       Houston, Texas

                                                                       EXHIBIT A

                        STEWART & STEVENSON SERVICES, INC.

                                  AUDIT COMMITTEE

CHARTER

RESPONSIBILITIES

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Stewart & Stevenson Services, Inc. (the "Company) consists of directors who are independent of the management of the Company and free to exercise independent judgment. The Committee provides assistance to the Board in fulfilling the Board's oversight of the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's independent auditor.

In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Management is responsible for the Company's internal controls, quality of financial and accounting judgments and financial reporting process. The independent auditor is responsible to perform an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Nothing contained in this charter is intended to alter or impair the right of the members of the Committee to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, the Board or Company by its officers or employees or by outside experts such as the independent auditor. Nor is it the duty of the Committee to investigate or resolve disagreements, if any, between management and the independent auditors.

The Committee is responsible for receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall discuss with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the independent auditor's independence.

On behalf of the Board, the Committee:

   A. Assures that open communications exist between the directors, independent auditors, internal auditors and the financial management of the Company and recommends to the Board changes in policies, practices, or organization to improve the Company's financial management, controls or reporting.

   B. Reviews and evaluates the independent auditor and, if necessary, recommend that the Board replace the independent auditor. The Committee shall recommend to the Board the nomination of the independent auditor for stockholder approval at any meeting of stockholders. The independent auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statement and related services.

         1. Prior to the annual audit, the Committee meets with the independent auditor and financial management to review the scope and cost of the audit and the procedures to be used and, at the conclusion of the audit, reviews all reports, statements, comments and recommendations of the independent auditors. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the annual audit.

         2. Prior to release, the Committee reviews the financial statements to be contained in the annual report to shareholders, all reports to regulatory bodies and releases to the investment community to determine that the disclosures and content of the reports are satisfactory in the opinion of the independent auditor and legal counsel.

         3. Prior to the filing of the Form 10-Q, the independent auditor shall review with the Committee the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission and in accordance with Statement on Auditing Standards 71. The Committee shall discuss with management and the independent auditor the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management.

         4. At least annually the Committee reviews with financial management and the independent auditors, the adequacy and effectiveness of accounting practices and internal controls of the Company, the scope and effectiveness of internal audit activities and the compliance of the Company with laws and regulatory requirements.

   C. Reviews with financial management the annual internal audit plan, determines that the independence and authority of the internal auditors are adequate and meets with the internal auditors to review their findings and recommendations.

   D. Reviews its own charter and reports the results of that review and any recommendations to the Board.

   E. Prepares and approves an Audit Committee Report to be included in the Company's proxy statement as required by Item 306 of Regulations S-K of the Securities and Exchange Commission.

ORGANIZATION

A. The Committee shall consist of not less than three directors who are qualified and independent. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise. Committee members are independent if they meet the independence requirements of The Nasdaq Stock Market, Inc.

B. At least four meetings (quarterly) are held annually. These quarterly meetings are to be scheduled to review quarterly financial results and to review the quarterly reports prior to release.

C. The members of the Committee shall be elected by the Board at the meeting of the Board following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. The Board shall appoint the Chair who sets the date of four regular meetings, calls special meetings as required, maintains meeting records and reports to the Board on all Committee activities.

D. The Committee may investigate any matter within the scope of its responsibilities, may retain independent counsel or professional services, if necessary, to discharge its duties and may meet independently with members of management, independent or internal auditors or others to obtain information.

                                                                       EXHIBIT B

          --------------------------------------------------------------



                        STEWART & STEVENSON SERVICES, INC.












                               AMENDED AND RESTATED
                             1996 DIRECTOR STOCK PLAN















                                   APRIL 8, 2002


           ------------------------------------------------------------

                                 TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I. PURPOSE..........................................................1

ARTICLE II. ELIGIBILITY.....................................................1

ARTICLE III. STOCK SUBJECT TO THE PLAN......................................1

ARTICLE IV. DIRECTOR STOCK AWARDS...........................................1

ARTICLE V. TERMS, CONDITIONS AND FORM OF OPTIONS............................1
        SECTION 5.1 NON-STATUTORY STOCK OPTIONS.............................2
        SECTION 5.2 OPTION GRANT DATES......................................2
        SECTION 5.3 TRANSFERABILITY.........................................2
        SECTION 5.4 VESTING AND TERM OF OPTION..............................2
        SECTION 5.5 CHANGE OF CONTROL.......................................2
        SECTION 5.6 MANNER OF EXERCISE......................................3
        SECTION 5.7 TERMINATION OF DIRECTORSHIP.............................3

ARTICLE VI. OPTION PRICE....................................................4

ARTICLE VII. VALUATION OF STOCK.............................................4

ARTICLE VIII. NO RIGHT TO CONTINUE AS A DIRECTOR............................4

ARTICLE IX. ADJUSTMENT TO STOCK.............................................4

ARTICLE X. EFFECTIVE DATE...................................................4

ARTICLE XI. AMENDMENT OF THE PLAN...........................................5

ARTICLE XII. USE OF PROCEEDS................................................5

ARTICLE XIII. COMPLIANCE WITH APPLICABLE LAWS...............................5

ARTICLE XIV. GOVERNING LAW..................................................5

ARTICLE XV. SUCCESSORS......................................................5

                        STEWART & STEVENSON SERVICES, INC.
                   AMENDED AND RESTATED 1996 DIRECTOR STOCK PLAN

                                ARTICLE I. PURPOSE

      The purpose of this Amended and Restated 1996 Director Stock Plan (the "Plan") of Stewart & Stevenson Services, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's continued progress, to provide them with a further incentive to continue as directors of the Company, and to increase the value of the Company.

                              ARTICLE II. ELIGIBILITY

      Each director of the Company is eligible to participate in the Plan, unless he or she is an officer or employee of the Company or any subsidiary of the Company ("Eligible Director").

                      ARTICLE III. STOCK SUBJECT TO THE PLAN

      The total number of the Company's authorized but unissued shares of common stock, without par value, ("Stock") with respect to which Director Stock Awards and options may be granted shall not exceed in the aggregate 350,000 shares. The class and aggregate number of shares of Stock that may be subject to Director Stock Awards and options granted under the Plan shall be subject to adjustment in accordance with Article IX. In connection with the issuance of shares of Stock under the Plan, the Company may utilize treasury shares or authorized but unissued shares. If any Director Stock Award or option under the Plan shall expire or terminate for any reason without having been exercised in full or if any Director Stock Award or option shall be forfeited, the shares subject to the unexercised or forfeited portion of such award or option shall again be available for purposes of the Plan.

                         ARTICLE IV. DIRECTOR STOCK AWARDS

      On the date of each annual meeting of the Company's shareholders ("Annual Meeting") after the Effective Date (within the meaning of Article X), the Company will, without cost to the grantee and without the exercise of the discretion of any person or persons, award and issue to each Eligible Director who is elected to serve a term as a director at each such meeting and to each Eligible Director who is serving as a director for a term that continues after such meeting, that number of shares of Stock (rounded down to the nearest whole share) determined by dividing (i) the sum of $15,000 by (ii) the fair market value (as determined in Article VII) of a share of Stock on the date of such meeting. If an Eligible Director is elected or appointed to serve a term as a director on a date other than the date of the Company's Annual Meeting and has not otherwise received a Director Stock Award for such year, the Company will, without cost to the grantee and without the exercise of the discretion of any person or persons, award and issue to such Eligible Director a prorated Director Stock Award equal to the product of (X) the quotient of $15,000 divided by the fair market value (as determined in Article VII) of a share of Stock on the date of such election or appointment, multiplied by (Y) the quotient of the number of days remaining until the Company's next Annual Meeting divided by 365 days. With respect to each Director Stock Award, the Eligible Director shall pay to the Company all amounts, if any, that the Company is required to collect and remit to the Internal Revenue Service or any other taxing authority as a result of such award.

                 ARTICLE V. TERMS, CONDITIONS AND FORM OF OPTIONS

      Each option granted under this Plan shall be evidenced by a written agreement that shall be subject to the following terms and conditions:

      SECTION 5.1 NON-STATUTORY STOCK OPTIONS. All options granted under the Plan shall be nonstatutory options, not entitled to special tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be further amended from time to time (the "Code").

      SECTION 5.2 OPTION GRANT DATES. On the date of each Annual Meeting after the Effective Date of the Plan, the Company will, without cost to the grantee and without the exercise of the discretion of any person or persons, grant to each Eligible Director who is elected to serve a term as a director at such meeting and to each Eligible Director who is serving as a director for a term that continues after such meeting, an option to acquire 5,000 shares of Stock at an exercise price determined in accordance with Article VI and subject to adjustment under Article IX; PROVIDED, that the Board of Directors may, in its discretion by majority vote, increase or decrease the number of shares subject to the aforementioned option. If an Eligible Director is elected or appointed to serve a term as a director on a date other than the date of the Company's Annual Meeting and has not otherwise received an option to acquire shares of Stock for such year, the Company will, without cost to the grantee and without the exercise of the discretion of any person or persons, on the date of such election or appointment, grant to such Eligible Director an option to acquire 5,000 shares of Stock at an exercise price determined in accordance with Article VI and subject to adjustment under Article IX; PROVIDED, that the Board of Directors may, in its discretion by majority vote, increase or decrease the number of shares subject to such option.

      Furthermore, the Board of Directors of the Company may, from time to time, deem it appropriate and may provide certain Eligible Directors with additional options to acquire Stock at an exercise price determined in accordance with
Article VI and subject to adjustment under Article IX.

      SECTION 5.3 TRANSFERABILITY. Each option granted under the Plan by its terms shall not be transferable by the grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

      SECTION 5.4 VESTING AND TERM OF OPTION. Options become exercisable on the first anniversary date after the date upon which the options were granted. When an option becomes exercisable, the shares may be purchased at any time, or from time to time, in whole or in part, until the option term expires; provided, however, that any option granted pursuant to the Plan shall become exercisable in full upon the death of the grantee, the failure of such grantee to stand for re-election or be re-elected, or the retirement of such grantee after serving at least 60 consecutive months on the Board of Directors. Unless terminated earlier in accordance with the terms of the Plan, each option shall terminate upon the expiration of ten years after such option was granted.

      SECTION 5.5 CHANGE OF CONTROL. In the case of any merger, exchange of shares, consolidation or combination of the Company (other than a transaction in which the holders of Stock immediately prior to the consummation thereof own 50% or more of the voting securities eligible to vote for the election of directors of the surviving entity immediately after the consummation of such transaction) all options theretofore granted and not fully exercisable shall become exercisable on the date that is 30 days prior to the record or effective date of such merger, exchange of shares, consolidation or combination.

      If a tender offer or exchange offer for the Stock (other than such an offer by the Company) is commenced or if the Company shall set a record date to approve an agreement providing for a sale or other disposition of all or substantially all of the assets of the Company, all options theretofore granted and not fully exercisable shall become exercisable in full upon the commencement of such tender offer or 30 days prior to such record date and shall remain so exercisable for a period of 60 days following such date after which they shall revert to being exercisable in accordance with their terms.

      If any tender offer, exchange offer, or sale or other disposition of all or substantially all of the assets of the Company results in any grantee ceasing to be a director of the Company, then all options theretofore granted and not fully exercisable shall automatically become exercisable in full upon the termination of such person as a director.

      SECTION 5.6 MANNER OF EXERCISE. Options may be exercised only by written notice to the Company, which notice must specify the date the stock option is to be exercised (such date must be on or after the date of the notice) and the number of shares of Stock covered by the exercise, accompanied by payment of the full option price of the shares covered by the options being exercised and payment of all amounts, if any, that the Company is required to collect and remit to the Internal Revenue Service or any other taxing authority as a result of such exercise. Such payment shall be made in one or a combination of the following alternative forms:

      (i)   cash (including check, bank draft or money order);

      (ii) certificates, duly endorsed or accompanied by appropriate transfer instruments, representing shares of Stock previously acquired and standing in the name of the grantee, with an aggregate fair market value on the date of exercise that is equal to or less than the option price of the shares covered by the options being exercised hereunder; or

      (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the total option price in cash.

      If the grantee desires that the shares of Stock be registered in his or her name and that of another as joint tenants with rights of survivorship, he or she should so state in the notice. In no case may fewer than 100 of such shares be purchased at any one time, except to purchase a residue of fewer than 100 shares. An option may not be exercised for a fractional share.

      SECTION 5.7 TERMINATION OF DIRECTORSHIP. All rights of a grantee in an option, to the extent that such rights have not been exercised, shall lapse and be forfeited one year after the termination of his or her services as a director of the Company or, if earlier, on the original expiration date of the option. In the case of retirement, whether by reason of disability or age, such grantee's option may be exercised within the period set forth in the preceding sentence by such grantee or his or her legal representative. In the case of death, such grantee's option may be exercised within the period set forth in the preceding sentence by the personal representative of the grantee's estate or by the person or persons to whom the option is transferred pursuant to the grantee's will or in accordance with the laws of descent and distribution.

                             ARTICLE VI. OPTION PRICE

      The option price per share for the shares covered by each option shall be the fair market value (as determined in Article VII) of one share of Stock as of the date of grant of the option; PROVIDED, that the Board of Directors may, in its discretion by majority vote, set the option price per share for the shares covered by each option in excess of the fair market value of one share of Stock as of the date of grant of the option.

                          ARTICLE VII. VALUATION OF STOCK

      For all valuation purposes under the Plan, the fair market value of a share of Stock shall be the last reported sale price as of the close of trading activity on the day for which such fair market value is to be determined, as reported on the Nasdaq National Market system, or any similar system then in use, or the principal securities exchange on which the Stock is listed on such date. If there is no trade on such day, then the last trade price on the next preceding day for which there does exist such a trade shall be determinative of fair market value.

                 ARTICLE VIII. NO RIGHT TO CONTINUE AS A DIRECTOR

      Neither the Plan nor the granting of a Director Stock Award or an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time or at any particular rate of compensation.

                          ARTICLE IX. ADJUSTMENT TO STOCK

      In the event any change is made to the Stock subject to the Plan or subject to any outstanding option granted under the Plan (whether by reason of merger, exchange of shares, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the number of shares and option price per share of Stock subject to outstanding options. The grant of Stock or options under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                             ARTICLE X. EFFECTIVE DATE

      The Plan originally became effective on June 10, 1997, the date of the first Annual Meeting after the adoption of the Plan by the Board of Directors of the Company (the "Effective Date").

                         ARTICLE XI. AMENDMENT OF THE PLAN

      The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided that no such amendment shall adversely affect a grantee's rights under any Director Stock Award previously issued or option previously granted without the grantee's consent.

                           ARTICLE XII. USE OF PROCEEDS

      The cash proceeds received by the Company from the issuance of shares pursuant to options under the Plan shall be used for general corporate purposes.

                   ARTICLE XIII. COMPLIANCE WITH APPLICABLE LAWS

      All transactions pursuant to terms of the Plan, including, without limitation, grants of Stock and grants and vesting of options, shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws or regulations.

                            ARTICLE XIV. GOVERNING LAW

      The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Texas and construed accordingly.

                              ARTICLE XV. SUCCESSORS

        The Plan shall be binding upon the successors and assigns of the Company.

APPENDIX

STEWART & STEVENSON SERVICES, INC.                ANNUAL MEETING OF SHAREHOLDERS
2707 NORTH LOOP WEST                                    TO BE HELD JUNE 11, 2002
P.O. BOX 1637
HOUSTON, TEXAS 77251-1637


      Dear Shareholder:

      The Annual Meeting of Shareholders of Stewart & Stevenson Services, Inc. (the "Company") will be held at 10:00 a.m. on Tuesday, June 11, 2002, in the Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas, for the following purposes:

      1.    Election of four directors to the Board of Directors.

      2.    Approval of the Amended and Restated 1996 Director Stock Plan.

      3. Ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2003.

      Only record holders of our Common Stock at the close of business on April 24, 2002 will be entitled to vote at the meeting or any adjournment thereof.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend this meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                            BY ORDER OF THE BOARD OF DIRECTORS


                            /s/ CARL B. KING
                            CARL B. KING
      MAY 3, 2002           SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL




                              DETACH PROXY CARD HERE

                       STEWART & STEVENSON SERVICES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 11, 2002
                               COMMON STOCK PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Carl B. King and Rita M. Schaulat, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock, without par value, of Stewart & Stevenson Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Doubletree Hotel, 2001 Post Oak Blvd., Houston, Texas at 10:00 a.m. on Tuesday, the 11th day of June, 2002 and any adjournments thereof, upon all matters which may properly come before said Annual Meeting.

      THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED ON THE REVERSE SIDE HEREOF. IF NO CHOICE IS MARKED, THE UNDERSIGNED GRANTS THE PROXIES DISCRETIONARY AUTHORITY WITH RESPECT TO THE ELECTION OF DIRECTORS, PROPOSAL 2 AND PROPOSAL 3. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

      Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged.

   (Please sign and date proxy on reverse side and return in enclosed envelope)



                                          STEWART & STEVENSON SERVICES, INC.
                                          P.O. BOX 11285
                                          NEW YORK, NY  10203-0285



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES AND "FOR"
ITEMS 2 AND 3.

1.  Election of Directors         FOR all nominees          WITHHOLD AUTHORITY to vote                  EXCEPTIONS  [ ]
                                  listed below [ ]          for all nominees listed below [ ]


Nominees:  Khleber V. Attwell,  C. Jim Stewart III, Darvin M. Winick,  PH.D, Howard Wolf

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


*Exceptions _____________________________________________________________________________________________________________


2.  Approval of Amended and Restated 1996 Director                In their discretion the Proxies are authorized to vote
    Stock Plan.                                                   upon such other matters as may properly come before the
                                                                  meeting or any adjournment or postponement thereof.


   FOR [  ]    AGAINST [  ]    ABSTAIN  [  ]



3. Approval of Ernst & Young LLP as independent auditors of the Company.


   FOR [  ]    AGAINST [  ]    ABSTAIN  [  ]



                                                                  The signature on this Proxy should correspond exactly with shareholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian
                                                                  should give their full title.



   Date              Share Owner sign here                        Co-Owner sign here


----------           --------------------                         ---------------------------------
